For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2023 FIRST QUARTER RESULTS
PHOENIX, August 4, 2022 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the first fiscal quarter ended July 2, 2022 and provided updates on other business items.
Quarterly Highlights
•Record breaking Net revenue and Net income of $588 million and $60 million, respectively.
•Gross profit as a percentage of Net revenue increased to 24.6% compared to 22.4% in last year's first quarter, with factory-built housing gross profit as a percentage of Net revenue at 24.4% in the current year quarter.
•Earnings per diluted share were $6.63 compared to $2.92 in last year's first quarter.
•Factory utilization increased to over 85%, a record level over the last 10 years.
•Backlogs were $1.0 billion at the end of the quarter, up $206 million from a year ago.
•Returned nearly $39 million to shareholders through stock repurchases, fully utilizing the repurchase program authorization from October 2020. In addition, the Company's Board of Directors approved a new $100 million repurchase program.
•Completed acquisition of a manufacturing facility in Hamlet, North Carolina that will be renovated for HUD code home production, with an anticipated home production start date during the third calendar quarter of 2022.
Commenting on the quarter, Bill Boor, President and Chief Executive Officer said, "All of our operations had another very successful quarter, highlighted by achieving greater than 85% capacity utilization in our production plants. In an environment of rising interest rates and general inflation, we remain very well positioned. With the extreme housing shortage facing our country, the benefits of factory-built solutions and the need for what we do have never been greater."
Financial Results
On September 24, 2021, we completed the acquisition of certain assets and liabilities of The Commodore Corporation ("Commodore"), which operates six manufacturing plants and two retail locations. Since the acquisition date, the results of Commodore are included in Cavco's consolidated financial statements.

	Three Months Ended
($ in thousands, except net revenue per home sold)	July 2, 2022	July 3, 2021	Change
Net revenue
Factory-built housing	$572,597	$312,283	$260,314	83.4%
Financial services	15,741	18,139	(2,398)	(13.2)%
	$588,338	$330,422	$257,916	78.1%

Factory-built modules sold	9,242	6,318	2,924	46.3%

Factory-built homes sold (consisting of one or more modules)	5,346	3,700	1,646	44.5%

Net factory-built housing revenue per home sold	$107,108	$84,401	$22,707	26.9%
•In the factory-built housing segment, the increase in Net revenue was primarily due to higher home sales volume and higher home selling prices. Home sales volume increased from the Commodore acquisition in the second quarter of fiscal year 2022, which provided $101 million in Net revenue for the three months ended July 2, 2022, and higher factory capacity utilization.
•Financial services segment Net revenue decreased primarily due to unrealized losses on marketable equity securities in the insurance subsidiary's portfolio during the current period compared to gains in the prior year, lower interest income earned on the acquired consumer loan portfolios that continue to amortize, and lower volume in home loan sales. These items were partially offset by more insurance policies in force in the current year compared to the prior year.

	Three Months Ended
($ in thousands)	July 2, 2022	July 3, 2021	Change
Gross Profit
Factory-built housing	$139,586	$66,273	$73,313	110.6%
Financial services	5,138	7,740	(2,602)	(33.6)%
	$144,724	$74,013	$70,711	95.5%

Gross profit as % of Net revenue
Consolidated	24.6%	22.4%	N/A	2.2%
Factory-built housing	24.4%	21.2%	N/A	3.2%
Financial services	32.6%	42.7%	N/A	(10.1)%

Selling, general and administrative expenses
Factory-built housing	$60,923	$35,497	$25,426	71.6%
Financial services	5,213	5,335	(122)	(2.3)%
	$66,136	$40,832	$25,304	62.0%

Income from Operations
Factory-built housing	$78,663	$30,776	$47,887	155.6%
Financial services	(75)	2,405	(2,480)	(103.1)%
	$78,588	$33,181	$45,407	136.8%

•In the factory-built housing segment, the Gross profit percentage for the three months ended July 2, 2022 increased from higher home sales prices, partially offset by higher material costs per unit. Total gross profit for the three months ended July 2, 2022 increased from higher home sales and higher home selling prices. Selling, general and administrative expenses increased during the period from higher salary and incentive compensation expense on improved earnings and expenses incurred in engaging third-party consultants in relation to claiming the non-recurring energy efficient home net tax credits, which were recognized as a benefit to Income tax expense during the second half of fiscal 2022.
•In the financial services segment, Gross profit and Income from operations for the three months ended July 2, 2022, decreased primarily due to higher weather related claims and unrealized losses on marketable equity securities compared to gains in the prior year period.

	Three Months Ended
($ in thousands, except per share amounts)	July 2, 2022	July 3, 2021	Change
Net Income attributable to Cavco common stockholders	$59,602	$27,046	$32,556	120.4%
Diluted net income per share	$6.63	$2.92	$3.71	127.1%
Items ancillary to our core operations had the following impact on the results of operations:

	Three Months Ended
($ in millions)	July 2, 2022	July 3, 2021
Net revenue
Unrealized (losses) gains recognized during the period on securities held in the financial services segment	$(1.2)	$0.4
Selling, general and administrative expenses
Expenses incurred in engaging third-party consultants in relation to the non-recurring energy efficient home tax credits	(2.6)	—
Legal and other expense related to the SEC inquiry, net of recovery	(1.4)	(0.1)
Other income, net
Corporate unrealized (losses) gains recognized during the period on securities held	(1.1)	1.2
Housing Demand and Production Updates
Home order rates have moderated from the extreme highs we saw during the summer of 2020 to the summer of 2021. Our backlog at July 2, 2022 was $1.0 billion compared to $1.1 billion last quarter and up $206 million, or 26.3%, compared to $792 million at July 3, 2021. The year over year increase is essentially attributable to Commodore.
Our efforts in product simplification and production staffing improvement have increased our total average plant capacity utilization to over 85% during the first fiscal quarter of 2023, a record level over the last 10 years.
Update on New Park Model Facility in Arizona
We continue to make progress on the development of our new Glendale, Arizona facility that will focus on park model production and is expected to begin operations in the third quarter.

SEC Litigation Update
The Company has reached a settlement in principle with the staff of the Securities and Exchange Commission (“Commission”) regarding the previously disclosed pending litigation. The settlement is subject to Commission approval that is expected within the next 60 days. A related notice has been filed with the court in that action. We do not believe that the settlement will have a material impact on our results of operations or financial position.
Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, August 5, 2022, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register at https://register.vevent.com/register/BI2c96bc171ad14176afcec0f71ac2299f to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.
About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood and MidCountry. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of transportation or raw materials; increased health and safety incidents; our ability to negotiate reasonable collective bargaining agreements with the unions representing certain employees; increases in the rate of cancellations of home sales orders; our ability to successfully integrate past acquisitions or future acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our ability to maintain the security of personally identifiable information of our customers, suppliers and employees; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; our exposure to significant warranty and construction defect claims; our exposure to claims and liabilities relating to products supplied to the Company or work done by subcontractors; our contingent repurchase obligations related to wholesale financing provided to industry distributors; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; taxation authorities initiating or successfully asserting tax positions which are contrary to ours; governmental and regulatory disruption, including prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government; curtailment of available financing from home-only lenders and increased lending regulations; the effect of increasing interest rates on our customer's ability to finance home purchases; availability of wholesale financing and limited floor plan lenders; market forces, rising interest rates and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the ongoing litigation and regulatory action by the SEC against the Company, including the costs and expenses of the litigation, which include the Company's indemnification obligations, potential penalties and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; liquidity and ability to raise capital may be limited; and organizational document provisions delaying or making a change in control more difficult; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 2, 2022 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, as required by law. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	July 2, 2022	April 2, 2022
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$238,072	$244,150
Restricted cash, current	14,555	14,849
Accounts receivable, net	108,128	96,052
Short-term investments	15,864	20,086
Current portion of consumer loans receivable, net	20,888	20,639
Current portion of commercial loans receivable, net	33,710	32,272
Current portion of commercial loans receivable from affiliates, net	145	372
Inventories	254,722	243,971
Prepaid expenses and other current assets	61,941	71,726
Total current assets	748,025	744,117
Restricted cash	335	335
Investments	36,815	34,933
Consumer loans receivable, net	28,699	29,245
Commercial loans receivable, net	36,811	33,708
Commercial loans receivable from affiliates, net	1,652	2,214
Property, plant and equipment, net	185,534	164,016
Goodwill	100,993	100,993
Other intangibles, net	27,951	28,459
Operating lease right-of-use assets	16,985	16,952
Total assets	$1,183,800	$1,154,972
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$44,897	$43,082
Accrued expenses and other current liabilities	259,778	251,088
Total current liabilities	304,675	294,170
Operating lease liabilities	13,135	13,158
Other liabilities	10,695	10,836
Deferred income taxes	3,056	5,528
Redeemable noncontrolling interest	677	825
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,298,235 and 9,292,278 shares, respectively	93	93
Treasury stock, at cost; 404,813 and 241,773 shares, respectively	(100,000)	(61,040)
Additional paid-in capital	263,626	263,049
Retained earnings	688,358	628,756
Accumulated other comprehensive loss	(515)	(403)
Total stockholders' equity	851,562	830,455
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,183,800	$1,154,972

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 2, 2022	July 3, 2021
Net revenue	$588,338	$330,422
Cost of sales	443,614	256,409
Gross profit	144,724	74,013
Selling, general and administrative expenses	66,136	40,832
Income from operations	78,588	33,181
Interest expense	(161)	(164)
Other income, net	883	2,461
Income before income taxes	79,310	35,478
Income tax expense	(19,616)	(8,432)
Net income	59,694	27,046
Less: net income attributable to redeemable noncontrolling interest	92	—
Net income attributable to Cavco common stockholders	$59,602	$27,046

Net income per share attributable to Cavco common stockholders
Basic	$6.68	$2.94
Diluted	$6.63	$2.92
Weighted average shares outstanding
Basic	8,918,280	9,198,229
Diluted	8,988,929	9,276,529

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	July 2, 2022	July 3, 2021
Capital expenditures	$25,007	$2,593
Depreciation	$3,438	$1,403
Amortization of other intangibles	$508	$173

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